Exhibit 99.2

KIDSUNLIMITED GROUP LIMITED

Interim Consolidated Balance Sheets (Unaudited) as of 31 January 2013 and 30 April 2012

	Notes	31 January 2013 £000’s	30 April 2012 £000’s
FIXED ASSETS
Intangible assets	3	37,041	38,876
Tangible fixed assets	4	9,732	9,261

		46,773	48,137

CURRENT ASSETS
Stocks		157	129
Debtors	5	3,068	2,904
Cash and cash equivalents		4,595	4,320

		7,820	7,353

CREDITORS: amounts falling due within one year
Creditors and accruals	6	(13,835)	(13,632)

NET CURRENT LIABILITIES		(6,015)	(6,279)

TOTAL ASSETS LESS CURRENT LIABILITIES		40,758	41,858

CREDITORS: amounts falling due after one year
Preference shares	8	(1)	(1)
Bank loans		(9,787)	(10,097)
Shareholder loans		(41,094)	(38,154)

		(50,882)	(48,252)

PROVISION FOR LIABILITIES		(1,638)	(1,596)

NET LIABILITIES		(11,762)	(7,990)

Capital and reserves:
Called up share capital	8	55	55
Share premium account	9	6,333	6,333
Profit and loss account	9	(18,150)	(14,378)

EQUITY SHAREHOLDERS’ DEFICIT		(11,762)	(7,990)

The accompanying notes are an integral part of these financial statements.

Consolidated profit and loss accounts for the nine months ended 31 January (Unaudited)

	Note	2013 £000s	2012 £000s

TURNOVER		32,313	30,697
Cost of sales		(24,760)	(23,343)

GROSS PROFIT		7,553	7,354

Administrative expenses before depreciation, amortisation and exceptional items		(3,758)	(3,854)

Earnings before interest, taxation, depreciation, amortisation and exceptional items		3,795	3,500
Administrative expenses – depreciation and amortisation		(3,106)	(2,792)
Administrative expenses – exceptional costs		(429)	18

Total administrative expenses		(7,293)	(6,628)

OPERATING PROFIT		260	726

PROFIT ON ORDINARY ACTIVITIES BEFORE FINANCE CHARGES AND TAXATION		260	726
Interest payable and similar charges		(3,712)	(3,427)

LOSS FOR THE FINANCIAL YEAR BEFORE TAXATION		(3,452)	(2,701)

Taxation	2	(320)	632

LOSS FOR THE FINANCIAL YEAR AFTER TAXATION	9,10	(3,772)	(2,069)

There were no recognized gains or losses for the nine months ended 31 January 2013 and 2012 other than those included in the profit and loss account and accordingly no separate statement of total recognized gains and losses is presented.

There was no material difference between the reported results and the results calculated on an unmodified historical cost basis.

All activities derive from continuing operations.

The accompanying notes are an integral part of these financial statements.

Consolidated cash flow statements for nine months ended 31 January (Unaudited)

	Note		2013 £000s	2012 £000s
CASH FLOW STATEMENT

Net cash inflow from operating activities	(i	)	3,091	3,697
Return on investments and servicing of finance			(602)	(576)
Taxation			(106)	—
Capital expenditure and financial investment			(1,741)	(1,953)

Cash flow before financing			642	1,168

Financing			(367)	(622)

Increase in cash			275	546

(i)	Reconciliation of operating profit to net cash inflow from operating activities

	2013 £000s	2012 £000s
Operating profit	260	726
Amortisation of intangible assets	1,835	1,835
Depreciation of tangible fixed assets	1,259	958
Increase in debtors	(164)	(443)
Increase in stocks	(28)	(39)
(Decrease) / increase in creditors	(113)	674
Increase / (decrease) in provisions	42	(14)

Net cash inflow from operating activities	3,091	3,697

The accompanying notes are an integral part of these financial statements.

KIDSUNLIMITED GROUP LIMITED

Notes to the financial statements for the nine months ended 31 January 2013 (unaudited)

1.	Accounting policies

Basis of preparation

These interim consolidated financial statements are prepared on the going concern basis, under the historical cost convention, and in accordance with the Companies Act 2006 and applicable accounting standards in the United Kingdom. The principal accounting policies, which have been applied consistently throughout the year are set out below.

Earnings before interest, taxation, depreciation and amortisation (“EBITDA”) is a measure commonly used in a number of business sectors that are similar to that in which Kidsunlimited operates. Consequently the statutory format of the profit and loss account has been varied, in accordance with the provisions of the Companies Act 2006, as the Directors consider that presenting EBITDA enhances the understanding of the Group’s operating results.

Basis of consolidation

The interim consolidated financial statements comprise the unaudited financial statements of the company and its subsidiary (together as “Group”) undertakings made up to 31 January 2013. Kidsunlimited Group Limited is the ultimate parent company of the Group and is incorporated in the United Kingdom. Information regarding the consolidated subsidiaries is as follows:

Subsidiary undertaking	Country of incorporation	Principal activity	Class	%

Kids of Wilmslow Limited	England	Intermediate holding company	Equity	100%
Kidsunlimited Limited	England	Nursery care and education	Equity	100%
Nursery Education for Employment Development Limited	England	Nursery care and education	Equity	100%
Tadpoles Nurseries Limited	England	Nursery care and education	Equity	100%
Kids (Warrington & Luton) Limited	England	Nursery care and education	Equity	100%
Kids Properties Limited	England	Dormant	Equity	100%
Clairmont House Limited	England	Dormant	Equity	100%
Kids Nominees Limited	England	Dormant	Equity	100%
Kids Corporate Trustees Limited	England	Trustee	Equity	100%

Notes to the financial statements for the nine months ended 31 January 2013 (unaudited) (continued)

1.	Accounting policies (continued)

Intangible fixed assets

Intangible fixed assets are stated at cost or valuation less amortisation. Amortisation is provided at rates calculated to write off the cost or valuation of intangible fixed assets less their estimated residual value, over their expected useful lives on the following basis: Goodwill over 20 years.

Tangible fixed assets

Tangible fixed assets are stated at cost or valuation less depreciation. Depreciation is provided at rates as applied in the financial statements of subsidiary undertakings, calculated to write off the cost or valuation of fixed assets, less their estimated residual value, over their expected useful lives on the following basis:

Leasehold land and buildings	Over the life of the lease
Fixtures, fittings, tools and equipment	10% – 33% straight line

Freehold land is not depreciated.

Stocks

Stocks, which consist of finished goods, are stated at the lower of cost and net realisable value.

Taxation

Current taxation is provided at amounts expected to be paid (or recovered) using tax rates and laws that have been enacted or substantively enacted by the balance sheet date.

Deferred taxation is provided in full on timing differences that result in an obligation at the balance sheet date to pay more tax, or a right to pay less tax, at a future date, at rates expected to apply when they crystallise based on current tax rates and law. Timing differences arise from the inclusion of items of income and expenditure in taxation computations in years different from those in which they are included in the financial statements.

Deferred tax assets are recognised to the extent that it is regarded as more likely than not that they will be recovered. Deferred tax assets and liabilities are not discounted.

Notes to the financial statements for the nine months ended 31 January 2013 (unaudited) (continued)

1.	Accounting policies (continued)

Provisions

Provisions are recognised when the company has a present obligation (legal or constructive) as a result of a past event, it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation and a reliable estimate can be made of the amount of the obligation. Provision is not made for future operating losses.

Exceptional items

Exceptional items included in the accompanying statements of accounts relate to the restructure of the senior management team. The cash flows associated with these exceptional items are incorporated within operating profit as disclosed in note (i) to the cash flow statement.

Turnover

Turnover is attributable to one class of business, the provision of childcare. Turnover comprises the invoiced value of services supplied by the group, net of value added tax where applicable, and trade discounts. Turnover is recognised upon provision of the service. All turnover arose within the United Kingdom.

2.	Taxation

The Group recorded a tax provision of £320k for the nine months ended 31 January 2013, which represents amounts that were currently due. The Group recorded a tax benefit of £632k for the nine months ended of 31 January 2012, which represents deferred taxes recognized.

3.	Intangible fixed assets

Goodwill £000s
Cost
At 30 April 2012 and 31 January 2013	48,661
Amortisation:
At 30 April 2012	9,785
Charge for the nine months ended 31 January 2013	1,835

At 31 January 2013	11,620

Net book value at 31 January 2013	37,041

Net book value at 30 April 2012	38,876

Notes to the financial statements for the nine months ended 31 January 2013 (unaudited) (continued)

4.	Tangible fixed assets

	Leasehold land and buildings £000s	Fixtures, fittings, tools and equipment £000s	Assets under construction £000s	Total £000s
Cost
At 30 April 2012	4,511	12,365	637	17,513
Additions	265	1,465	—	1,730
Assets brought in use	—	227	(227)	—

At 31 January 2013	4,776	14,057	410	19,243
Accumulated depreciation
At 30 April 2012	1,876	6,376	—	8,252
Charge for the nine months ended 31 January 2013	125	1,134	—	1,259

At 31 January 2013	2,001	7,510	—	9,511

Net book value
At 31 January 2013	2,775	6,547	410	9,732

Net book value
At 30 April 2012	2,635	5,989	637	9,261

5.	Debtors

Information regarding amounts due from debtors as of 31 January 2013 and 30 April 2012 is as follows:

	2013 £000s	2012 £000s
Due within one year
Trade debtors	494	850
Other debtors	132	187
Prepayments and accrued income	1,598	1,023
Deferred tax asset	261	261

	2,485	2,321

Due after one year
Deferred tax asset	583	583

	583	583

	3,068	2,904

Notes to the financial statements for the nine months ended 31 January 2013 (unaudited) (continued)

6.	Creditors: amounts falling due within one year

Information regarding amounts due to creditors falling within one year as of 31 January 2013 and 30 April 2012 is as follows:

	2013 £000s	2012 £000s

Trade creditors	1,337	1,199
Other taxes and social security	737	776
Other creditors	3,276	3,083
Accruals and deferred income	7,767	7,901
Corporation tax	152	106
Bank loans	658	659
Shareholder loans	(92)	(92)

	13,835	13,632

7.	Loans

Bank loans

As part of the acquisition of Kidsunlimited Limited in 2008 the Group entered into a facility agreement for various loans which aggregated £17 million. Gross amounts outstanding at 31 January 2013 and 30 April 2012 were £10.8 million and £11.1 million, respectively. The loans are due through 30 April 2017 and bear interest amounts ranging between 3.25% and 4.5% points above LIBOR. The Group also has a revolving line of credit facility which allows for borrowings of up to £1 million and expires on 30 April 2015 and a capital expenditure facility which allows for borrowings of up to £1.35 million and also expires on April 30, 2015. There were no borrowings under the revolving line of credit facility at 31 January 2013 and 30 April 2012. Borrowings under the capital facility amounted to £0.3 million at 31 January 2013 and 30 April 2012 and are included in the amounts outstanding at 31 January 2013 and 30 April 2012 noted above.

Notes to the financial statements for the nine months ended 31 January 2013 (unaudited) (continued)

7.	Loans (continued)

Bank loans fall due for repayment at 31 January 2013 as follows:

£000’s

Within one year	734
Between one and five years	10,034

10,768
Issue costs (£76k within one year)	(323)

10,445

The facilities are subject to a cross guarantee to which all Group companies are party but are otherwise unsecured.

As at 31 January 2013 and 30 April 2012, the Group held an interest rate swap with a notional principal of £8m to fix the three month LIBOR rate on the term loan facilities at a rate of 4.86% above 3 month LIBOR. The maturity date of the swap is April 2014.

Shareholder loans

The Group has shareholder loans outstanding in the amounts of £41.1 million and £38.1 million at 31 January 2013 and 30 April 2012, respectively, and are payable in 2017.

The loans generally bear interest at a fixed rate of 10% of the principal, which has been rolled up to the principal and compounded through 31 January 2013.

Notes to the financial statements for the nine months ended 31 January 2013 (unaudited) (continued)

8.	Share capital

Information regarding share capital at 31 January 2013 and 30 April 2012 is as follows:

	No.	£000s
Allotted, called up and fully-paid

A Ordinary shares of £1 each	18,562	18
B Ordinary shares of £1 each	3,938	4
C Ordinary shares of £1 each	17,500	18
D Ordinary shares of £1 each	8,250	8
B Preference shares of 0.1p each	6,508,000	7

Equity shares		55

A Preference shares of £1,000 each	1	1

Non-equity shares	1	1

The A, B, C and D Ordinary shares have no rights to a dividend, one vote per share and share equally in any realisation on sale of the company.

The A Preference share-holders are entitled to a participating dividend from the financial year ending 30 April 2013 onwards based on a set percentage of pre-tax profits.

The A and B Preference Ordinary share-holders are entitled to a Preferred Share Return on a sale of the company. The A and B Preferred Ordinary shares rank behind the senior debt and loan notes but ahead of the A, B, C and D Ordinary shares, respectively.

All shares are non-redeemable.

9.	Reserves

£000s
Share premium account
At 30 April 2012 and 31 January 2013	6,333

Profit and loss account deficit	£000s
At 30 April 2012	(14,378)
Loss for nine months ended 31 January 2013	(3,772)

At 31 January 2013	(18,150)

Notes to the financial statements for the nine months ended 31 January 2013 (unaudited) (continued)

10.	Reconciliation of movements in consolidated shareholders’ deficit

£000s

Loss for nine months ended 31 January 2013	(3,772)

Net increase in shareholders’ deficit	(3,772)
Opening equity shareholders’ deficit	(7,990)

Closing equity shareholders’ deficit	(11,762)

11.	Commitments and contingencies

The Group has annual commitments of approximately £5.4 million under operating leases for nursery premises, most of which expire after five years.

Terms and conditions attending to the development of certain sites are the subject of continuous negotiations. The directors consider that all the obligations have been disclosed as capital commitments or fully provided for in the financial statements.

12.	Transactions with related parties

The Group has taken advantage of the disclosure exemptions available under the provision of Financial Reporting Standard 8 in respect of transactions with group companies.

Notes to the financial statements for the nine months ended 31 January 2013 (unaudited) (continued)

13.	Summary of significant differences between accounting principles generally accepted in the United Kingdom and accounting principles generally accepted in the United States

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United Kingdom (UK GAAP). Such principles differ in certain respects from generally accepted accounting principles in the United States (US GAAP). A summary of principal differences applicable to the Group is set out below:

Interest rate swap agreements

Under UK GAAP, the fair value of interest rate swap derivatives is not required to be recorded in the balance sheet of statement of profit and loss account whereas under US GAAP such amounts are recorded on the balance sheet and in instances such as swaps that the Company has outstanding, the change in the fair value of the interest rate swap is recorded in the statement of profit and loss account.

Identifiable intangible assets

Under UK GAAP, identifiable intangible assets are not required to be identified and recorded on a Company’s balance sheet in connection with a business combination. Additionally, goodwill is amortized over an estimated period of a time on a straight line basis. Under US GAAP, identifiable intangible assets are required to be identified and determined to be indefinite-lived or definite-lived subject to amortization of an estimated useful life using a systematic and rational method to match the pattern of use of the asset. Goodwill is not amortized, but instead tested for impairment. Identifiable intangible assets are also required to be tested for impairment.

14.	Subsequent event

On 10 April 2013, Bright Horizons Family Solutions Inc. entered into a share purchase agreement with Lloyds Development Capital (Holdings) Limited and Kidsunlimited Group Limited pursuant to which it acquired Kidsunlimited Group Limited for an aggregate cash purchase price of £45.0 million, subject to certain adjustments.